Exhibit 99.1

Motus GI Appoints Medical Device Commercial Leader Timothy P. Moran as Chief Executive Officer; Mark Pomeranz Continues in Key Executive Leadership Role as President and Chief Operating Officer

– Combination of Moran’s proven commercial and leadership skills with Pomeranz’ extensive product scale-up and operational expertise positions company for Pure-Vu® launch and sustainable growth –

FORT LAUDERDALE, FL, September 25, 2018 – Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company dedicated to improving clinical outcomes and enhancing the cost-efficiency of colonoscopy, announced today that Timothy P. Moran will assume the role of Chief Executive Officer and member of the Board of Directors on October 1, 2018. Mr. Moran will join Motus GI from ConvaTec Group Plc (LON: CTEC) where he has served as President of the Americas since 2015. Mark Pomeranz, who has served as Motus GI’s CEO since 2014, will assume the role of Motus GI’s President and Chief Operating Officer, and will remain on the Board of Directors.

“I am thrilled to welcome Tim, an industry leader with significant experience in the commercialization of medical devices for hospitals, to the Motus GI team,” stated Mark Pomeranz, President and COO of Motus GI. “We have made great progress over the last year in positioning Motus GI for the next stage of commercial growth. Recognizing the scope of our market opportunity, it was clear to me that bringing in a leader with the right commercial scale-up expertise would have a positive impact on Motus GI’s ability to maximize our potential. In Tim Moran, we have secured a highly talented commercial leader who will enable me to focus on continuing to strengthen our operations, clinical execution and innovation pipeline. We believe Tim’s leadership style, business acumen, and commercial track-record from ConvaTec, Medtronic and Covidien made him the best candidate to lead the Company. I really look forward to working alongside Tim and the rest of our management team to pursue our vision of establishing Pure-Vu® as the new standard of care for in-hospital colonoscopy.”

“Motus GI has a very compelling new medical product opportunity. The Pure-Vu® System has the potential to improve the colonoscopy process, particularly in the inpatient setting where it may improve and accelerate patient care while potentially saving hospitals thousands of dollars per episode of care,” added Timothy P. Moran, Motus GI’s new CEO. “I am excited and honored to assume the role of Chief Executive Officer alongside Mark and the team who have made great strides in establishing the foundation for future growth. I believe my experience in sales, marketing and general management of critical care product portfolios will help drive Motus GI forward and build a strong commercial organization focused on the successful launch of the Pure-Vu® System. I look forward to working closely with the Board of Directors, Mark and the rest of the team to advance our efforts in establishing Motus GI as a preeminent medical technology company.”

Mr. Moran is a seasoned commercial and operating executive with experience in both large publicly-traded and private equity-backed companies. He has established a reputation as an authentic leader with the ability to set clear organizational vision while ensuring an optimal balance between strategy and execution. Mr. Moran became President of the Americas at ConvaTec, an international medical products and technologies company headquartered in the United Kingdom and was part of their Executive Committee that took the company through its initial public offering (IPO) in 2016. While at ConvaTec, Mr. Moran led the strategic design and reorganization of the America’s Region, installing a new leadership team, and championing culture transformation to the organization. Prior to ConvaTec, Mr. Moran spent 18 years at Covidien, and held a number of roles with increasing responsibility in sales, marketing and general management. From 2010 to 2015, he served simultaneously as Vice President and General Manager of both the SharpSafety and Monitoring & Operating Room divisions, which had combined revenues of over $600 million at the end of his tenure. Following the 2015 acquisition of Covidien by Medtronic (NYSE:MDT), Mr. Moran was named the Vice President and General Manager of the Patient Care and Safety division, a global business generating over $1 billion in revenue at the time he left to join ConvaTec. Mr. Moran also serves as a member of the CEO Advisory Council for AdvaMed, the Advanced Medical Technology Association.

David Hochman, Chairman of the Board of Directors of Motus GI, commented, “The combination of Tim’s commercial leadership expertise with Mark’s operational track record give Motus GI a powerful leadership team that we are confident can position our company to take advantage of the commercial opportunity in front of us. Along with the recent appointment of Jeff Hutchison as our VP of U.S. Sales and Commercial Operations, Tim solidifies a dynamic leadership team with the skills and experience that we believe is capable to build and grow a market-leading medical technology company.”

Ignite Partners advised Motus GI on the addition of Mr. Moran to its management team.

About Motus GI and the Pure-Vu® System

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, dedicated to improving clinical outcomes and enhancing the cost-efficiency of colonoscopy. The Company’s flagship product is the Pure-Vu® System, a U.S. FDA cleared medical device indicated to help facilitate the cleaning of a poorly prepared colon during the colonoscopy procedure. The device integrates with standard and slim colonoscopes to enable safe and rapid cleansing during the procedure while preserving established procedural workflow and techniques. The Pure-Vu® System has received CE mark approval in Europe. The Pure-Vu® System is currently being introduced on a pilot basis in the U.S. market, and the Company is planning to initiate a full commercial launch focused on the inpatient colonoscopy market in the U.S. and select international markets in 2019. Challenges with bowel preparation for inpatient colonoscopy represent a significant area of unmet need that directly affects clinical outcomes and increases the cost of care in a market segment that comprises approximately 1.5 million annual procedures in the U.S. and approximately 4 million annual procedures worldwide. Motus GI believes the Pure-Vu® System may improve outcomes and lower costs for hospitals by reducing the time to successful colonoscopy, minimizing delayed and aborted procedures, and improving the quality of an exam. In clinical studies to date, the Pure-Vu® System significantly increased the number of patients with an adequate cleansing level, according to the Boston Bowel Preparation Scale Score, a validated assessment instrument.

For more information, visit www.motusgi.com and connect with the Company on Twitter, LinkedIn, Facebook and Google+.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks inherent in the development and commercialization of potential products, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s Form 10-K filed on March 28, 2018, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor and Media Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(833) 475-8247

mots@jtcir.com